SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2006

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 19, 2006, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing certain information about the Company (including its 2006 and 2007 outlook and an update on its activities pertaining to stock option matters) to be discussed at its annual investor conference in New York City to be held on Tuesday, December 19, 2006, beginning at 8:00 a.m. Eastern Standard Time (the “Investor Conference”).

A copy of the press release, a copy of the presentations to be used by Company management at the Investor Conference, and a copy of the materials to be distributed to the attendees of the Investor Conference are furnished herewith as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, each of which is incorporated in this Item 7.01 by reference.

Item 8.01	Other Events.

The following cautionary statements update any previous cautionary statements filed by the Company with the SEC.

CAUTIONARY STATEMENTS FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements, estimates, projections, guidance or outlook contained in this report (including the exhibits filed with this report) include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). When used in this report and in future filings by us with the Securities and Exchange Commission (the “SEC”), in our news releases, presentations to securities analysts or investors, and in oral statements made by or with the approval of one of our executive officers, the words or phrases “believes,” “anticipates,” “expects,” “plans,” “seeks,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions are intended to identify such forward-looking statements. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements.

The following discussion contains certain cautionary statements regarding our business that investors and others should consider. Except to the extent otherwise required by federal securities laws, we do not undertake to address or update forward-looking statements in future filings or communications regarding our business or operating results, and do not undertake to address how any of these factors may have caused results to differ from discussions or information contained in previous filings or communications. In addition, any of the matters discussed below may have affected past, as well as current, forward-looking statements about future results. Any or all forward-looking statements in this report and in any other public filings or statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors discussed below will be important in determining future results. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed in this or any of our prior communications.

Cautionary Statements Relating to Our Historical Stock Option Practices and Related Matters

As we announced on November 7, 2006, our historical financial information from 1994 to 2006 should no longer be relied upon and our proposed adjustments to the historical financial information disclosed in this report are not final and are subject to change.

In early 2006, our Board of Directors initiated an independent review of the Company’s stock option practices from 1994 to the present. The independent review was conducted by a committee comprised of independent directors (the “Independent Committee”) with the assistance of independent counsel, Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), and independent accounting advisors. On October 15, 2006, we announced that the Independent Committee and WilmerHale had completed a review of the Company’s stock option practices and reported the findings to the non-management directors of the Company. The WilmerHale report concluded, among other things, that for most of the grants reviewed, incorrect measurement dates were used for financial accounting purposes. On November 7, 2006, we announced that management of the Company had concluded, and the Audit Committee had approved the conclusion, that due solely to our historical stock option practices, the Company’s financial statements for the years ended 1994 to 2005, the interim periods contained therein, the quarter ended March 31, 2006 and all earnings and press releases, including for the quarters ended June 30, 2006 and September 30, 2006 and similar communications issued by the Company for such periods, and the related reports of the Company’s independent registered public accounting firm should no longer be relied upon.

On December 19, 2006, we announced that we had substantially completed our analysis of the necessary accounting adjustments for non-cash stock-based compensation expense based on the WilmerHale report and had requested a consultation on certain interpretive issues with the SEC’s Office of the Chief Accountant. We also announced at that time our current estimate of the range of cumulative non-cash stock-based compensation charges for 1994 through 2005 under APB 25, our historical method of accounting, and under FAS 123R, which we adopted effective January 1, 2006. The press release containing these announcements has been furnished under Item 7.01 of this report. These estimates have not been audited by our independent registered public accounting firm and do not take into account any impact on prior tax deductions related to previously exercised stock options under Section 162(m) of the Internal Revenue Code. Accordingly, these estimates are subject to change, possibly materially, based on the outcome of the consultation process with the Office of the Chief Accountant, the assessment of the tax impact referred to above and completion of the restatement of our historical financial statements, which will be audited by our independent registered public accounting firm.

The 2006 and 2007 outlook disclosed in this report are estimates only and are subject to change based upon the finalization of the Company’s restatement of its historical financial statements.

The 2006 and 2007 outlook disclosed in this report, including estimates of net income and other financial information, reflect management’s current estimates of the range of additional non-cash charges for stock-based compensation expense for the applicable period arising from the review of the Company’s historical stock option practices conducted by the Independent Committee. These estimates are not yet final and are subject to change based upon the finalization of the Company’s restatement of its historical financial statements as discussed in the risk factor above. It should also be noted that this outlook excludes any adjustment for any non-operating cash charges which may be required in connection with the resolution of stock option-related tax matters, litigation, and regulatory matters, the amount and timing of which are uncertain but which are likely to be material.

Until we are able to become current with our filings with the SEC, we may face several adverse consequences.

As described above, as a result of our historical stock option practices, management of the Company concluded, and the Audit Committee approved the conclusion, that due solely to the historical stock option practices, the Company’s historical financial information from 1994 to 2006 should no longer be relied upon. We have delayed filing our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 and, although we are working as quickly as possible to complete our restatement and return to current filing status, we cannot provide assurance as to when this process will be completed. Because we are not current with our filings with the SEC, investors in our securities do not have the information required by SEC rules regarding our business and financial condition with which to make decisions regarding investment in our securities. In addition, until we are current with our SEC filings, the SEC will not declare a registration statement covering a public offering of securities effective under the Securities Act of 1933, and we will not be able to make offerings pursuant to existing registration statements or pursuant to certain “private placement” rules of the SEC under Regulation D to any purchasers not qualifying as “accredited investors.” We also will not be eligible to use a “short form” registration statement on Form S-3 to make equity or debt offerings for a period of 12 months after the time we become current in our filings. These restrictions could adversely affect our ability to raise capital, as well as our business, financial condition and results of operations. In addition, as discussed in the risk factor below, if we are not able to make these filings by February 22, 2007, our credit rating of our commercial paper program and our ability to continue issuing commercial paper would likely be adversely affected and our ability to obtain immediate and continued access to additional liquidity would likely be impaired, unless we received waivers or amendments from our lenders. We cannot assure you that these amendments or waivers will be received. See “Credit Facility Covenants” below for a description of the risks relating to our commercial paper program and rating and our access to additional liquidity.

Matters relating to or arising out of our historical stock option practices, including regulatory inquiries and document requests, litigation matters, downgrades in our credit ratings, and potential credit facility compliance issues could have a material adverse effect on the Company.

Regulatory Inquiries

The SEC is conducting an informal inquiry into the Company’s historical stock option practices. In May 2006, the Company received a request from the Internal Revenue Service seeking documents relating to stock option grants and other compensation for the persons who from 2003 to the present were named executive officers in the Company’s annual proxy statements. We also received in May 2006 a subpoena from the U.S. Attorney for the Southern District of New York requesting documents from 1999 to the present relating to the Company’s historical stock option practices. In June 2006, the Company received a Civil Investigative Demand from the Minnesota Attorney General requesting documents from January 1, 1997 to the present concerning the Company’s executive compensation and historical stock option practices. In connection with the departure of our former Chairman and Chief Executive Officer, William W. McGuire, M.D., we received a request from the U.S. Senate Committee on Finance in October 2006 to produce certain documents relating to Dr. McGuire’s compensation. We cannot provide assurance that the Company will not be subject to adverse publicity, regulatory fines or penalties, other contingent liabilities or adverse customer reactions in connection with these matters.

Litigation Matters

We and certain of our current and former directors and officers are defendants in a consolidated federal securities class action and state and federal shareholder derivative actions relating to our historical stock option practices. We also have received several shareholder demands relating to our historical stock option practices. Our Board of Directors has designated an unaffiliated special litigation committee (the “Special Litigation Committee”) to investigate the claims raised in the derivative actions and shareholder demands, and determine whether the claims should be pursued.

In addition, following our not filing our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, we received a purported notice of default from persons claiming to hold certain of our debt securities alleging a violation of our indenture governing our debt securities. Subsequently, we filed an action in the U.S. District Court for the District of Minnesota, seeking a declaratory judgment that the Company is not in default under the terms of the indenture. The Company subsequently received a purported notice of acceleration from the holders who previously sent the notice of default that purports to declare an acceleration of the Company’s 5.80% Subordinated Notes due March 15, 2036, of which an aggregate of $850 million principal amount is outstanding.

In connection with the departure of Dr. McGuire, we received an order from the U.S. District Court for the District of Minnesota in November 2006 granting a joint motion for temporary injunctive relief made by plaintiffs and Dr. McGuire. According to the order, Dr. McGuire is preliminarily enjoined from exercising any Company stock options without Court approval and the Company and Dr. McGuire are preliminarily enjoined from taking any further action pursuant to or having any effect on Dr. McGuire’s employment agreement, as amended, and other related agreements, and while the preliminary injunction is in effect, no payments will be made to Dr. McGuire under these agreements, including any payments under Dr. McGuire’s Supplemental Employee Retirement Plan.

These actions are in preliminary stages and we cannot provide assurance that their ultimate outcome will not have a material adverse effect on our business, financial condition or results of operations. In addition, we may be subject to additional litigation or other proceedings or actions arising out of the Independent Committee’s review, the Special Litigation Committee’s review and the related restatement of our historical financial statements. Litigation and any potential regulatory proceeding or action may be time consuming, expensive and distracting from the conduct of our business. The adverse resolution of any specific lawsuit or any potential regulatory proceeding or action could have a material adverse effect on our business, financial condition and results of operations.

Credit Ratings

As a result of their concerns related to our historical stock option practices, Moody’s downgraded our A2 senior debt rating to A3 in October 2006 and AMBest downgraded our financial strength ratings from A+ to A in November 2006. Standard and Poors and FitchRatings confirmed their existing ratings and their negative outlook (Standard and Poors) and watch (FitchRatings) on the Company’s ratings. If our business results deteriorate significantly, or if there is an event, outcome or action as a result of the regulatory inquiries and document requests or the pending civil litigation, which is materially adverse to the Company, our credit ratings may be further downgraded. A significant downgrade in ratings may increase the cost of borrowing for the Company or limit the Company’s access to capital.

Credit Facility Covenants

Although we have no amounts outstanding under our existing $1.3 billion credit facility, it supports our commercial paper program. If that credit facility and our other backup financial arrangements were not available for use to support the commercial paper program, the credit rating of the program would likely be downgraded, which would likely impair the Company’s ability to continue issuing commercial paper. As of November 30, 2006, we had $495 million of commercial paper outstanding. We entered into amendments to this credit facility to extend the deadline to February 22, 2007 to deliver our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006 to our lenders. We cannot assure that we will be able to file these Form 10-Qs by February 22, 2007, or if we are not able to make these filings by February 22, 2007, that we will be able to obtain additional amendments or waivers. Additionally, we believe our proposed restatement will result in a violation of one or more of the covenants under the $1.3 billion credit facility. We are in discussion with our lenders regarding an additional amendment/waiver to waive the potential default. We cannot provide assurance, however, that such amendment/waiver will be obtained. If we are not able to obtain an amendment/waiver under the $1.3 billion credit facility when needed and if our other backup financial arrangements are not available to support the commercial paper program, our credit rating of the program and our ability to continue issuing commercial paper would likely be impaired.

In October 2006, we entered into a new $7.5 billion credit facility. The facility is intended to insure the Company’s immediate and continued access to additional liquidity. The facility also is available for working capital purposes as well as to pay or repay any outstanding borrowings of the Company. Under this facility, we also have until February 22, 2007 to file our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006. We cannot assure you that we will be able to file these Form 10-Qs by February 22, 2007, and if we are not able to make this filing within that time period, that we will be able to obtain an amendment or waiver. If we are not able to obtain an amendment/waiver under the $7.5 billion credit facility when needed, the Company’s ability to obtain immediate and continued access to additional liquidity would likely be impaired.

We may be unable to completely and successfully remediate the material weakness which has been identified as of December 31, 2005 in connection with our stock option practices.

As described in the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2006, management reevaluated the Management Report on Internal Control over Financial Reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Management Internal Control Report”). The Company has determined that it had a material weakness in internal control over financial reporting relating to stock option plan administration and accounting for and disclosure of stock option grants as of December 31, 2005. The existence of a material weakness as of December 31, 2005 would preclude management from concluding that the Company’s internal control over financial reporting was effective as of December 31, 2005. The Company intends to amend its 2005 Management Internal Control Report and expects to receive an adverse opinion on the Company’s internal control over financial reporting as of December 31, 2005 from Deloitte & Touche LLP, the Company’s independent registered public accounting firm. As disclosed in the Form 8-K filed with the SEC on November 8, 2006, the Company has substantially remediated this material weakness by taking significant actions in 2006 to strengthen the Company’s controls relating to stock option plan administration and accounting for and disclosure of stock option grants. However, no assurance can be given that we will be able to completely and successfully remediate this material weakness. If we are unable to completely and successfully remediate this material weakness, it could have a material adverse effect on our business, financial condition and results of operations.

Cautionary Statements Relating to Our Business

We must effectively manage our health care costs.

Under our risk-based product arrangements, we assume the risk of both medical and administrative costs for our customers in return for monthly premiums. Premium revenues from risk-based products (excluding AARP) have typically comprised approximately 80% to 85% of our total consolidated revenues. We generally use approximately 80% to 85% of our premium revenues to pay the costs of health care services delivered to these customers. The profitability of our risk-based products depends in large part on our ability to predict, price for, and effectively manage health care costs. Total health care costs are affected by the number of individual services rendered and the cost of each service. Our premium revenue is typically fixed in price for a 12-month period and is generally priced one to four months before the contract commences. We base the premiums we charge on our estimate of future health care costs over the fixed premium period; however, inflation, regulations and other factors may cause actual costs to exceed what was estimated and reflected in premiums. These factors may include increased use of services, increased cost of individual services, catastrophes, epidemics, the introduction of new or costly treatments and technology, new mandated benefits or other regulatory changes, insured population characteristics and seasonal changes in the level of health care use. As a measure of the impact of medical cost on our financial results, relatively small differences between predicted and actual medical costs as a percentage of premium revenues can result in significant changes in our financial results. For example, if medical costs increased by 1% without a proportional change in related revenues for UnitedHealthcare’s commercial insured products, our annual net earnings for 2005 would have been reduced by approximately $130 million. In addition, the financial results we report for any particular period include estimates of costs that have been incurred for which claims are still outstanding. If these estimates prove too high or too low, the effect of the change in estimate will be included in future results. That change can be either positive or negative to our results.

We face competition in many of our markets and customers have flexibility in moving between competitors.

Our businesses compete throughout the United States and face competition in all of the geographic markets in which they operate. For our Uniprise and Health Care Services segments, competitors include Aetna Inc., Cigna Corporation, Coventry Health Care, Inc., Humana Inc., and WellPoint, Inc., numerous for-profit and not-for-profit organizations operating under licenses from the Blue Cross Blue Shield Association and enterprises that serve more limited geographic areas. Our Specialized Care Services and Ingenix segments also compete with a number of businesses. The addition of new competitors can occur relatively easily, and customers enjoy significant flexibility in moving between competitors. In particular markets, competitors may have capabilities or resources that give them a competitive advantage. Greater market share, established reputation, superior supplier or provider arrangements, existing business relationships, and other factors all can provide a competitive advantage to our businesses or to their competitors. In addition, significant merger and acquisition activity has occurred in the industries in which we operate, both as to our competitors and suppliers in these industries. Consolidation may make it more difficult for us to retain or increase customers, to improve the terms on which we do business with our suppliers, or to maintain or advance profitability.

Our relationship with AARP is important.

Under our 10-year contract with AARP, which commenced in 1998, we provide Medicare supplement and hospital indemnity health insurance and other products to AARP members. As of June 30, 2006, our portion of AARP’s insurance program represented approximately $4.9 billion in annual net premium revenue from approximately 3.8 million AARP members. The AARP contract may be terminated by us or AARP at the end of the initial term and may also be terminated early under certain circumstances, including a material breach by either party, insolvency of either party, a material adverse change in the financial condition of either party, and by mutual agreement. The success of our AARP arrangement depends, in part, on our ability to service AARP and its members, develop additional products and services, price the products and services competitively, and respond effectively to federal and state regulatory changes.

Some of the favorable and unfavorable effects of changes in Medicare remain uncertain.

The changes in Medicare as a result of the Medicare Modernization Act of 2003 (MMA) are complex and wide-ranging and continue to affect our businesses. We have taken advantage of new opportunities to partner with the federal government created by the MMA, including Medicare Part D prescription drug coverage, Medicare Advantage Regional PPOs, and Special Needs Plans for chronically ill Medicare beneficiaries. We have invested considerable resources in creating new Medicare product offerings for these initiatives and in analyzing how to best address uncertainties and risks associated with these new programs and other changes arising from the MMA. In particular, the Medicare Part D program presents challenges because of the size and scope of the new program. Our ability to successfully participate in the Medicare Part D program depends in part on coordination of information and information systems between us, Centers for Medicare and Medicaid Services (CMS) and state governments. We have been working with CMS to correct systems issues that they have experienced with respect to certain low income people eligible to participate in Medicare Part D. The inability to receive correct information due to systems issues by the federal government, the applicable state government or us could adversely affect our business. Additionally, our participation in the Medicare Part D program is based upon certain assumptions regarding enrollment, utilization, pharmaceutical costs and other factors. In the event any of these assumptions are materially incorrect, either as a result of unforeseen changes to the Medicare Part D program or otherwise, our results could be materially affected. Any positive or negative results of the Medicare Part D program are likely to have a significant impact on us as a result of the size of our enrollment in our Medicare Part D program.

We are subject to funding risks with respect to revenue received from participation in Medicare and Medicaid programs.

We participate as a payer in Medicare Advantage, Medicare Part D, and Medicaid programs and receive revenues from the Medicare and Medicaid programs to provide benefits under these programs. Revenues for these programs are dependent upon annual funding from the federal government or applicable state governments. Funding for these programs is dependent upon many factors outside of our control including general economic conditions at the federal or applicable state level and general political issues and priorities. An unexpected reduction in government funding for these programs may adversely affect our revenues and financial results.

Our business is subject to routine government scrutiny, and we must respond quickly and appropriately to frequent changes in government regulations.

Our business is regulated at the federal, state, local and international levels. The laws and rules governing our business and interpretations of those laws and rules are subject to frequent change. Broad latitude is given to the agencies administering those regulations. Existing or future laws and rules could force us to change how we do business, restrict revenue and enrollment growth, increase our health care and administrative costs and capital requirements, and increase our liability in federal and state courts for coverage determinations, contract interpretation and other actions. We must obtain and maintain regulatory approvals to market many of our products, to increase prices for certain regulated products and to complete certain acquisitions and dispositions. Delays in obtaining approvals or our failure to obtain or maintain these approvals could reduce our revenue or increase our costs.

We participate in federal, state and local government health care coverage programs. These programs generally are subject to frequent change, including changes that may reduce the number of persons enrolled or eligible, reduce the amount of reimbursement or payment levels, or increase our administrative or health care costs under such programs. Such changes have adversely affected our financial results and willingness to participate in such programs in the past, and may do so in the future.

State legislatures and Congress continue to focus on health care issues. Legislative and regulatory proposals at state and federal levels may affect certain aspects of our business, including contracting with physicians, hospitals and other health care professionals; physician reimbursement methods and payment rates; coverage determinations; claim payments and processing; drug utilization and patient safety efforts; use and maintenance of individually identifiable health information; medical malpractice litigation; and government-sponsored programs. We cannot predict if any of these initiatives will ultimately become binding law or regulation, or, if enacted, what their terms will be, but their enactment could increase our costs, expose us to expanded liability, require us to revise the ways in which we conduct business or put us at risk for loss of business.

We typically are involved in various governmental investigations, audits and reviews. These include routine, regular and special investigations, audits and reviews by CMS, state insurance and health and welfare departments and state attorneys general, the Office of the Inspector General, the Office of Personnel Management, the Office of Civil Rights, the Department of Justice and U.S. Attorneys. Such government actions can result in assessment of damages, civil or criminal fines or penalties, or other sanctions, including restrictions or changes in the way we conduct business, loss of licensure or exclusion from participation in government programs. In addition, public perception or publicity surrounding routine governmental investigations may adversely affect our stock price, damage our reputation in various markets or make it more difficult for us to sell products and services.

Relationships with physicians, hospitals and other health care providers are important to our business.

We contract with physicians, hospitals, pharmaceutical benefit service providers, pharmaceutical manufacturers, and other health care providers for competitive prices. Our results of operations and prospects are substantially dependent on our continued ability to maintain these competitive prices. A number of organizations are advocating for legislation that would exempt certain of these physicians and health care professionals from federal and state antitrust laws. In any particular market, these physicians and health care professionals could refuse to contract, demand higher payments, or take other actions that could result in higher health care costs, less desirable products for customers or difficulty meeting regulatory or accreditation requirements. In some markets, certain health care providers, particularly hospitals, physician/hospital organizations or multispecialty physician groups, may have significant market positions or near monopolies that could result in diminished bargaining power on our part.

In addition, we have capitation arrangements with some physicians, hospitals and other health care providers. Under the typical arrangement, the provider receives a fixed percentage of premium to cover all the medical costs provided to the capitated member. Under some capitated arrangements, the provider may also receive additional compensation from risk sharing and other incentive arrangements. Capitation arrangements limit our exposure to the risk of increasing medical costs, but expose us to risk related to the adequacy of the financial and medical care resources of the provider. To the extent that a capitated provider organization faces financial difficulties or otherwise is unable to perform its obligations under the capitation arrangement, we may be held responsible for unpaid health care claims that are the responsibility of the capitated provider and for which we have already paid the provider under the capitation arrangement.

The nature of our business exposes us to litigation risks.

Periodically, we become a party to the types of legal actions that can affect any business, such as employment and employment discrimination-related suits, employee benefit claims, breach of contract actions, tort claims, shareholder suits, and intellectual property-related litigation. In addition, because of the nature of our business, we are routinely made party to a variety of legal actions related to the design and management of our service offerings. These matters include, among others, claims related to health care benefits coverage, medical malpractice actions, contract disputes and claims related to disclosure of certain business practices. In 1999, a number of class action lawsuits were filed against UnitedHealthcare and PacifiCare and virtually all major entities in the health benefits business, although all claims against PacifiCare have been dismissed. The suits are purported class actions on behalf of physicians for alleged breaches of federal statutes, including ERISA and RICO. In March 2000, the American Medical Association filed a lawsuit against us in connection with the calculation of reasonable and customary reimbursement rates for non-network providers. Although the expenses we have incurred to date in defending the 1999 class action lawsuits and the American Medical Association lawsuit have not been material to our business, we will continue to incur expenses in the defense of these lawsuits and other matters, even if they are without merit.

The Company is largely self-insured with regard to litigation risks; however, we maintain excess liability insurance with outside insurance carriers to minimize risks associated with catastrophic claims. Although we believe that we are adequately insured for claims in excess of our self-insurance, certain types of damages, such as punitive damages, are not covered by insurance. We record liabilities for our estimates of the probable costs resulting from self-insured matters. Although we believe the liabilities established for these risks are adequate, it is possible that the level of actual losses may exceed the liabilities recorded.

Our businesses providing pharmacy benefit management (PBM) services face regulatory and other risks associated with the pharmacy benefits management industry that may differ from the risks of providing managed care and health insurance products.

In connection with the PacifiCare merger, we acquired a pharmacy benefits management business, Prescription Solutions. We also provide pharmacy benefits management services through UnitedHealth Pharmaceutical Solutions. Prescription Solutions and UnitedHealth Pharmaceutical Solutions are subject to federal and state anti-remuneration and other laws that govern their relationships with pharmaceutical manufacturers, customers and consumers. Federal and state legislatures are considering new regulations for the industry that could adversely affect current industry practices, including the receipt of rebates from pharmaceutical companies. In addition, if a court were to determine that our PBM business acts as a fiduciary under the Employee Retirement Income Security Act, or ERISA, we could be subject to claims for alleged breaches of fiduciary obligations in implementation of formularies, preferred drug listings and therapeutic intervention programs, contracting network practices, speciality drug distribution and other transactions. Our PBM also conducts business as a mail order pharmacy, which subjects it to extensive federal, state and local laws and regulations, as well as risks inherent in the packaging and distribution of pharmaceuticals and other health care products. The failure to adhere to these laws and regulations could expose our PBM subsidiary to civil and criminal penalties. We also face potential claims in connection with purported errors by our mail order pharmacy.

Our businesses depend on effective information systems and the integrity of the data in our information systems.

Our ability to adequately price our products and services, provide effective and efficient service to our customers, and to accurately report our financial results depends on the integrity of the data in our information systems. As a result of our acquisition activities, we have acquired additional systems. We have been taking steps to reduce the number of systems we operate and have upgraded and expanded our information systems capabilities. If the information we rely upon to run our businesses was found to be inaccurate or unreliable or if we fail to maintain our information systems and data integrity effectively, we could lose existing customers, have difficulty attracting new customers, have problems in determining medical cost estimates and establishing appropriate pricing, have disputes with customers, physicians and other health care providers have regulatory problems, have increases in operating expenses or suffer other adverse consequences.

The value of our intangible assets may become impaired.

Due largely to our recent acquisitions, goodwill and other intangible assets represent a substantial portion of our assets. Goodwill and other intangible assets were approximately $18.6 billion as of June 30, 2006, representing approximately 40% of our total assets. If we make additional acquisitions it is likely that we will record additional intangible assets on our books. We periodically evaluate our goodwill and other intangible assets to determine whether all or a portion of their carrying values may no longer be recoverable, in which case a charge to earnings may be necessary. Any future evaluations requiring an asset impairment of our goodwill and other intangible assets could materially affect our results of operations and shareholders’ equity in the period in which the impairment occurs. A material decrease in shareholders’ equity could, in turn, negatively impact our debt ratings or potentially impact our compliance with existing debt covenants.

Our knowledge and information-related businesses depend on our ability to maintain proprietary rights to our databases and related products.

We rely on our agreements with customers, confidentiality agreements with employees, and our trade secrets, copyrights and patents to protect our proprietary rights. These legal protections and precautions may not prevent misappropriation of our proprietary information. In addition, substantial litigation regarding intellectual property rights exists in the software industry, and we expect software products to be increasingly subject to third-party infringement claims as the number of products and competitors in this industry segment grows. Such litigation and misappropriation of our proprietary information could hinder our ability to market and sell products and services.

We must comply with restrictions on patient privacy and information security, including taking steps to ensure that our business associates who obtain access to sensitive patient information maintain its confidentiality.

The use of individually identifiable data by our businesses is regulated at the international, federal and state levels. These laws and rules are changed frequently by legislation or administrative interpretation. Various state laws address the use and disclosure of individually identifiable health data. Most are derived from the privacy and security provisions in the federal Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act of 1996, (HIPAA). HIPAA also imposes guidelines on our business associates (as this term is defined in the HIPAA regulations). Even though we provide for appropriate protections through our contracts with our business associates, we still have limited control over their actions and practices. Compliance with these proposals, requirements, and new regulations may result in cost increases due to necessary systems changes, the development of new administrative processes, and the effects of potential noncompliance by our business associates. They also may impose further restrictions on our use of patient identifiable data that is housed in one or more of our administrative databases.

The anticipated benefits of acquiring PacifiCare may not be realized.

We acquired PacifiCare with the expectation that the merger will result in various benefits including, among others, benefits relating to a stronger and more diverse network of doctors and other health care providers, expanded and enhanced affordable health care services, enhanced revenues, a strengthened market position for UnitedHealth Group in the Western United States, cross-selling opportunities, technology, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether UnitedHealth Group integrates PacifiCare in an efficient and effective manner and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact our business, financial condition and operating results.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated December 19, 2006

99.2	Investor Conference Presentations dated December 19, 2006

99.3	Investor Conference Materials dated December 19, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2006

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Deputy General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated December 19, 2006

99.2	Investor Conference Presentations dated December 19, 2006

99.3	Investor Conference Materials dated December 19, 2006